Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2013 Results

•	Fourth quarter sales of $1.9 billion.

•	Fourth quarter adjusted EPS grew 62 percent to $0.86.

•	Full year adjusted free cash flow exceeded 110 percent of adjusted net income.

•	The company affirms 2014 EPS guidance of $3.85 - $4.00.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
SCHAFFHAUSEN, Switzerland — January 28, 2014— Pentair Ltd. (NYSE: PNR) today announced fourth quarter 2013 sales of $1.9 billion. Sales were up 10 percent compared to adjusted pro forma sales for the same period last year. Adjusted fourth quarter 2013 earnings per diluted share (“EPS”) were $0.86, up 62 percent from adjusted pro forma EPS of $0.53 in the fourth quarter of last year. On a GAAP basis, the company reported EPS of $0.78 compared to a loss of $1.31 in the fourth quarter of 2012. Adjusted EPS and operating income exclude acquisition and redomicile-related expenses, repositioning costs, "mark-to-market" pension adjustment, impairments, gain on sale of businesses, and certain tax items.
Fourth quarter 2013 adjusted operating income was $249 million, up 50 percent compared to adjusted pro forma operating income for fourth quarter 2012, and adjusted operating margins were 13.0 percent, an expansion of 350 basis points when compared to adjusted pro forma 2012 operating margins. On a GAAP basis, the company reported operating income of $234 million.
For the full year, the company reported sales of $7.5 billion, adjusted operating income of $944 million, and adjusted EPS of $3.21. On a GAAP basis, the company reported operating income of $774 million and EPS of $2.62.
Free cash flow was $244 million for the quarter and $751 million for the full year; which represented greater than 110 percent conversion of adjusted net income.
Pentair paid dividends of $0.25 per share in the fourth quarter of 2013. Pentair had previously announced on April 29, 2013 the approval by its shareholders of an ordinary cash dividend of $1.00 per share to be paid out of Pentair's capital contribution reserve in four equal quarterly installments of $0.25 in each of the third and fourth quarters of 2013 and the first and second quarters of 2014. Pentair has increased its dividend for 37 consecutive years.
“Pentair had a very good year with an extremely strong fourth quarter,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "The power of the Pentair Integrated Management System in delivering superior results through the first full year after our merger was clearly demonstrated, and we now look forward to year two of the 'new' Pentair."
FOURTH QUARTER BUSINESS HIGHLIGHTS
Unless otherwise indicated, all comparisons are year-over-year against 2012 adjusted results on a pro forma basis for the Flow Control acquisition. See attached reconciliations of these Non-GAAP measures.
Water & Fluid Solutions fourth quarter sales were $819 million, up 6 percent versus the prior year quarter.

•	Sales in the Residential & Commercial vertical, which accounted for roughly 50 percent of Water & Fluid Solutions revenue in the quarter, grew 9 percent.

•	Sales in the Infrastructure vertical, which accounted for nearly 20 percent of Water & Fluid Solutions revenue in the quarter, were down 7 percent.

•	Sales in the Food & Beverage vertical, which accounted for roughly 20 percent of Water & Fluid Solutions revenue in the quarter, grew 16 percent.

(more)

Water & Fluid Solutions fourth quarter adjusted operating income of $92 million represented a 28 percent increase as compared to $72 million in the same period last year. Adjusted operating margins increased by 190 basis points to 11.3 percent. Price and productivity more than offset inflation in the quarter. Including repositioning and other charges, Water & Fluid Solutions reported a GAAP operating income of $76 million.
Valves & Controls delivered fourth quarter 2013 sales of $652 million, up 19 percent versus the prior year quarter. Backlog declined 1 percent to $1.4 billion compared to third quarter 2013.

•
Sales in the Energy vertical, which accounted for roughly 60 percent of Valves & Controls revenue in the quarter, increased 22 percent. Sales to the oil & gas industry were up 35 percent while sales to the mining industry decreased 2 percent. Sales to the power industry increased 21 percent.

•	Sales in the Industrial vertical, which accounted for nearly 40 percent of Valves & Controls revenue in the quarter, grew 15 percent.
Valves & Controls delivered fourth quarter adjusted operating income of $79 million, up 88 percent compared to $42 million in the same quarter last year. Fourth quarter 2013 adjusted operating margins increased 450 basis points to 12.2 percent. Price and productivity more than offset inflation during the quarter. Including repositioning and other charges, Valves & Controls reported a GAAP operating income of $47 million in the fourth quarter.
Technical Solutions delivered fourth quarter 2013 sales of $450 million, up 6 percent versus the prior year quarter.

•	Sales in the Industrial vertical, which accounted for roughly 45 percent of Technical Solutions revenue in the quarter, grew 2 percent.

•	Sales in the Energy vertical, which accounted for nearly 25 percent of Technical Solutions revenue in the quarter, increased 4 percent.

•	Sales in the Residential & Commercial vertical, which accounted for roughly 15 percent of Technical Solutions revenue in the quarter, grew 14 percent.
Technical Solutions delivered fourth quarter adjusted operating income of $99 million, up 28 percent compared to $78 million in the same quarter last year. Fourth quarter 2013 adjusted operating margins increased 380 basis points to 22.0 percent. Pricing and productivity gains driven by a better mix of standard products offset material and labor inflation. Including impairments, repositioning and other charges, Technical Solutions’ fourth quarter reported GAAP operating income was $84 million.

OUTLOOK
The company affirmed its full year 2014 EPS outlook of $3.85 - $4.00. On an adjusted basis, this would represent an increase of 22 percent over 2013 adjusted EPS of $3.21. The company anticipates full year 2014 sales of $7.7 billion, or up approximately 3 to 5 percent over 2013 sales. The company expects to generate free cash flow in excess of 105 percent of net income in 2014.
“Our performance this year, including our ability to over deliver on integration synergies, increases our confidence in delivering on our $5.00 EPS goal in 2015,” said Hogan.
In addition, the company introduced first quarter 2014 EPS guidance of $0.70 - $0.73, up approximately 23 percent on an adjusted basis versus the same quarter last year's adjusted EPS. The company expects first quarter revenue to be approximately $1.8 billion, which is up slightly compared to first quarter 2013 revenue.
Beginning with the first quarter 2014 earnings release, the company will report results in four segments: Valves & Controls, Process Technologies, Flow Technologies and Technical Solutions.

(more)

EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance, fourth quarter and full year 2013 results, and 2014 outlook on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” "goals," “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future,” "outlook," "opportunity" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to complete Pentair's change in place of incorporation and realize the expected benefits from such change and change in tax residency; the ability to successfully integrate the Flow Control business and achieve expected benefits from such combination; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2013 and our 2012 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this communication. Pentair Ltd. assumes no obligation, and disclaims any obligation, to update the information contained in this communication.

ABOUT PENTAIR LTD.
Pentair Ltd. (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2013 revenues of $7.5 billion, Pentair employs more than 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

(more)

Pentair Ltd. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net sales	$1,916.7	$1,750.9	$7,479.7	$4,416.1
Cost of goods sold	1,272.6	1,352.2	5,006.8	3,146.5
Gross profit	644.1	398.7	2,472.9	1,269.6
% of net sales	33.6%	22.8%	33.1%	28.7%
Selling, general and administrative	370.6	609.9	1,562.1	1,158.4
% of net sales	19.3%	34.9%	21.0%	26.2%
Research and development	28.7	32.2	125.8	93.6
% of net sales	1.5%	1.8%	1.7%	2.1%
Impairment of trade names	11.0	60.7	11.0	60.7
% of net sales	0.6%	3.5%	0.1%	1.4%
Operating income (loss)	233.8	(304.1)	774.0	(43.1)
% of net sales	12.2%	(17.4)%	10.3%	(1.0)%
Other (income) expense:
Equity (income) loss of unconsolidated subsidiaries	(0.2)	0.2	(1.8)	(2.1)
Gain on sale of businesses, net	(2.9)	—	(19.7)	—
Loss on early extinguishment of debt	—	75.4	—	75.4
Net interest expense	16.5	18.1	69.1	67.6
% of net sales	0.9%	1.0%	0.9%	1.5%
Income (loss) before income taxes and noncontrolling interest	220.4	(397.8)	726.4	(184.0)
Provision (benefit) for income taxes	60.7	(123.1)	183.8	(79.4)
Effective tax rate	27.5%	30.9%	25.3%	43.1%
Net income (loss) before noncontrolling interest	159.7	(274.7)	542.6	(104.6)
Noncontrolling interest	1.5	(1.6)	5.8	2.6
Net income (loss) attributable to Pentair Ltd.	$158.2	$(273.1)	$536.8	$(107.2)
Earnings (loss) per common share attributable to Pentair Ltd.
Basic	$0.80	$(1.31)	$2.67	$(0.84)
Diluted	$0.78	$(1.31)	$2.62	$(0.84)
Weighted average common shares outstanding
Basic	198.1	208.4	201.1	127.4
Diluted	201.6	208.4	204.6	127.4
Cash dividends paid per common share	$0.25	$0.22	$0.96	$0.88

(more)

Pentair Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2013	December 31, 2012
In millions
Assets
Current assets
Cash and cash equivalents	$265.1	$261.3
Accounts and notes receivable, net	1,334.3	1,274.6
Inventories	1,243.3	1,333.9
Other current assets	389.4	334.5
Total current assets	3,232.1	3,204.3
Property, plant and equipment, net	1,170.0	1,188.2
Other assets
Goodwill	5,134.2	5,111.0
Intangibles, net	1,776.1	1,926.9
Other non-current assets	430.9	452.3
Total other assets	7,341.2	7,490.2
Total assets	$11,743.3	$11,882.7
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$2.5	$3.1
Accounts payable	596.6	567.0
Employee compensation and benefits	347.1	296.7
Other current liabilities	664.0	778.3
Total current liabilities	1,610.2	1,645.1
Other liabilities
Long-term debt	2,552.6	2,454.3
Pension and other post-retirement compensation and benefits	324.8	378.8
Deferred tax liabilities	580.6	421.9
Other non-current liabilities	457.4	495.1
Total liabilities	5,525.6	5,395.2
Equity	6,217.7	6,487.5
Total liabilities and equity	$11,743.3	$11,882.7

(more)

Pentair Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Twelve months ended
In millions	December 31, 2013	December 31, 2012
Operating activities
Net income (loss) before noncontrolling interest	$542.6	$(104.6)
Adjustments to reconcile net income (loss) before noncontrolling interest to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(1.8)	(2.1)
Depreciation	148.9	87.8
Amortization	137.2	76.0
Deferred income taxes	81.4	(146.9)
Gain on sale of businesses, net	(19.7)	—
Share-based compensation	31.1	35.8
Impairment of trade names and goodwill	11.0	60.7
Loss on early extinguishment of debt	—	75.4
Excess tax benefits from share-based compensation	(16.8)	(5.0)
Pension and other post-retirement expense (benefit)	(31.3)	167.5
Pension and other post-retirement contributions	(34.0)	(238.0)
Loss (gain) on sale of assets	3.4	(2.3)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(91.1)	55.7
Inventories	67.7	125.1
Other current assets	(10.5)	(6.7)
Accounts payable	36.4	(62.0)
Employee compensation and benefits	56.7	(81.3)
Other current liabilities	(13.3)	27.2
Other non-current assets and liabilities	17.4	5.7
Net cash provided by (used for) operating activities	915.3	68.0
Investing activities
Capital expenditures	(170.0)	(94.5)
Proceeds from sale of property and equipment	6.0	5.5
Proceeds from sale of businesses, net	43.5	—
Acquisitions, net of cash acquired	(92.4)	470.5
Other	1.7	(5.9)
Net cash provided by (used for) investing activities	(211.2)	375.6
Financing activities
Net receipts (repayments) of short-term borrowings	—	(3.7)
Net receipts of commercial paper and revolving long-term debt	104.2	253.8
Proceeds from long-term debt	0.7	594.3
Repayment of long-term debt	(7.4)	(617.2)
Debt issuance costs	(1.4)	(9.7)
Debt extinguishment costs	—	(74.8)
Excess tax benefits from share-based compensation	16.8	5.0
Shares issued to employees, net of shares withheld	83.4	68.2
Repurchases of common shares	(715.8)	(334.2)
Dividends paid	(194.2)	(112.4)
Distribution to noncontrolling interest	(2.0)	(1.6)
Net cash provided by (used for) financing activities	(715.7)	(232.3)
Effect of exchange rate changes on cash and cash equivalents	15.4	(0.1)
Change in cash and cash equivalents	3.8	211.2
Cash and cash equivalents, beginning of period	261.3	50.1
Cash and cash equivalents, end of period	$265.1	$261.3
Free cash flow
Net cash provided by (used for) operating activities	915.3	68.0
Capital expenditures	(170.0)	(94.5)
Proceeds from sale of property and equipment	6.0	5.5
Free cash flow	$751.3	$(21.0)

(more)

Pentair Ltd. and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2013
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
Net sales
Water & Fluid Solutions	$782.0	$949.8	$814.3	$818.8	$3,364.9
Valves & Controls	585.8	619.9	611.5	652.0	2,469.2
Technical Solutions	410.0	397.4	405.9	450.1	1,663.4
Other	(3.3)	(3.4)	(6.9)	(4.2)	(17.8)
Consolidated	$1,774.5	$1,963.7	$1,824.8	$1,916.7	$7,479.7
Operating income (loss)
Water & Fluid Solutions	$74.8	$136.1	$105.9	$76.0	$392.8
Valves & Controls	(18.6)	56.9	76.6	46.5	161.4
Technical Solutions	53.3	65.1	82.2	84.4	285.0
Other	(35.2)	(32.2)	(24.7)	26.9	(65.2)
Consolidated	$74.3	$225.9	$240.0	$233.8	$774.0
Operating income (loss) as a percent of net sales
Water & Fluid Solutions	9.6%	14.3%	13.0%	9.3%	11.7%
Valves & Controls	(3.2)%	9.2%	12.5%	7.1%	6.5%
Technical Solutions	13.0%	16.4%	20.3%	18.8%	17.1%
Consolidated	4.2%	11.5%	13.2%	12.2%	10.3%

	2012
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
Net sales
Water & Fluid Solutions	$587.1	$675.4	$605.5	$771.2	$2,639.2
Valves & Controls	—	—	—	548.6	548.6
Technical Solutions	272.6	267.5	261.5	434.8	1,236.4
Other	(1.5)	(1.4)	(1.5)	(3.7)	(8.1)
Consolidated	$858.2	$941.5	$865.5	$1,750.9	$4,416.1
Operating income (loss)
Water & Fluid Solutions	$63.7	$92.0	$69.2	$(56.9)	$168.0
Valves & Controls	—	—	—	(76.8)	(76.8)
Technical Solutions	50.5	50.6	52.3	11.6	165.0
Other	(27.7)	(23.3)	(66.3)	(182.0)	(299.3)
Consolidated	$86.5	$119.3	$55.2	$(304.1)	$(43.1)
Operating income (loss) as a percent of net sales
Water & Fluid Solutions	10.8%	13.6%	11.4%	(7.4)%	6.4%
Valves & Controls	—%	—%	—%	(14.0)%	(14.0)%
Technical Solutions	18.5%	18.9%	20.0%	2.7%	13.3%
Consolidated	10.1%	12.7%	6.4%	(17.4)%	(1.0)%

(more)

Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,774.5	$1,963.7	$1,824.8	$1,916.7	$7,479.7
Operating income—as reported	74.3	225.9	240.0	233.8	774.0
% of net sales	4.2%	11.5%	13.2%	12.2%	10.3%
Adjustments:
Inventory step-up and customer backlog	76.8	10.1	—	—	86.9
Restructuring and other	27.4	32.4	8.7	61.6	130.1
Pension and other post-retirement mark-to-market gain	—	—	—	(63.2)	(63.2)
Trade name impairment	—	—	—	11.0	11.0
Redomicile related expenses	—	—	—	5.4	5.4
Operating income—as adjusted	178.5	268.4	248.7	248.6	944.2
% of net sales	10.1%	13.7%	13.6%	13.0%	12.6%
Net income attributable to Pentair Ltd.—as reported	51.7	154.1	172.8	158.2	536.8
Gain on sale of businesses, net of tax	(12.5)	—	—	(2.2)	(14.7)
Interest expense, net of tax	—	1.6	—	—	1.6
Adjustments, net of tax	80.8	33.5	1.1	18.0	133.4
Net income attributable to Pentair Ltd.—as adjusted	$120.0	$189.2	$173.9	$174.0	$657.1
Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.25	$0.75	$0.85	$0.78	$2.62
Adjustments	0.33	0.17	0.01	0.08	0.59
Diluted earnings per common share—as adjusted	$0.58	$0.92	$0.86	$0.86	$3.21

(more)

Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments - current segmentation (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Water & Fluid Solutions
Net sales	$782.0	$949.8	$814.3	$818.8	$3,364.9
Operating income—as reported	74.8	136.1	105.9	76.0	392.8
% of net sales	9.6%	14.3%	13.0%	9.3%	11.6%
Adjustments:
Restructuring and other	7.5	6.6	3.5	16.2	33.8
Inventory step-up and customer backlog	0.6	0.2	—	—	0.8
Operating income—as adjusted	82.9	142.9	109.4	92.2	427.4
% of net sales	10.6%	15.0%	13.4%	11.3%	12.6%
Valves & Controls
Net sales	$585.8	$619.9	$611.5	$652.0	$2,469.2
Operating income (loss)—as reported	(18.6)	56.9	76.6	46.5	161.4
% of net sales	(3.2)%	9.2%	12.5%	7.1%	6.5%
Adjustments:
Restructuring and other	7.3	17.0	3.7	32.8	60.8
Inventory step-up and customer backlog	70.6	10.0	—	—	80.6
Operating income—as adjusted	59.3	83.9	80.3	79.3	302.8
% of net sales	10.1%	13.5%	13.1%	12.2%	12.3%
Technical Solutions
Net sales	$410.0	$397.4	$405.9	$450.1	$1,663.4
Operating income—as reported	53.3	65.1	82.2	84.4	285.0
% of net sales	13.0%	16.4%	20.3%	18.8%	17.1%
Adjustments:
Restructuring and other	10.7	4.9	1.5	3.6	20.7
Trade name impairment	—	—	—	11.0	11.0
Inventory step-up and customer backlog	5.7	—	—	—	5.7
Operating income—as adjusted	69.7	70.0	83.7	99.0	322.4
% of net sales	17.0%	17.6%	20.6%	22.0%	19.4%

(more)

Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments - future segmentation (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Valves & Controls
Net sales	$585.8	$619.9	$611.5	$652.0	$2,469.2
Operating income (loss)—as reported	(18.6)	56.9	76.6	46.5	161.4
% of net sales	(3.2)%	9.2%	12.5%	7.1%	6.5%
Adjustments:
Restructuring and other	7.3	17.0	3.7	32.8	60.8
Inventory step-up and customer backlog	70.6	10.0	—	—	80.6
Operating income—as adjusted	59.3	83.9	80.3	79.3	302.8
% of net sales	10.1%	13.5%	13.1%	12.2%	12.3%
Process Technologies
Net sales	$396.6	$477.6	$421.2	$470.5	$1,765.9
Operating income—as reported	45.1	75.1	57.1	65.9	243.2
% of net sales	11.4%	15.7%	13.6%	9.3%	13.7%
Adjustments:
Restructuring and other	2.4	2.7	2.8	1.7	9.6
Inventory step-up and customer backlog	0.4	—	—	—	0.4
Operating income—as adjusted	47.9	77.8	59.9	92.2	253.2
% of net sales	12.1%	16.3%	14.2%	11.3%	14.2%
Flow Technologies
Net sales	$390.6	$478.2	$397.2	$352.5	$1,618.5
Operating income—as reported	29.7	61.0	48.8	10.2	149.7
% of net sales	7.6%	12.8%	12.3%	7.1%	9.2%
Adjustments:
Restructuring and other	5.1	3.9	0.7	14.4	24.1
Inventory step-up and customer backlog	0.2	0.2	—	—	0.4
Operating income—as adjusted	35.0	65.1	49.5	79.3	174.2
% of net sales	9.0%	13.6%	12.5%	12.2%	10.8%
Technical Solutions
Net sales	$410.0	$397.4	$405.9	$450.1	$1,663.4
Operating income—as reported	53.3	65.1	82.2	84.4	285.0
% of net sales	13.0%	16.4%	20.3%	18.8%	17.1%
Adjustments:
Restructuring and other	10.7	4.9	1.5	3.6	20.7
Trade name impairment	—	—	—	11.0	11.0
Inventory step-up and customer backlog	5.7	—	—	—	5.7
Operating income—as adjusted	69.7	70.0	83.7	99.0	322.4
% of net sales	17.0%	17.6%	20.6%	22.0%	19.4%

(more)

Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$858.2	$941.5	$865.5	$1,750.9	$4,416.1
Operating income (loss)—as reported	86.5	119.3	55.2	(304.1)	(43.1)
% of net sales	10.1%	12.7%	6.4%	(17.4)%	(1.0)%
Adjustments:
Deal related costs and expenses	11.8	6.3	52.7	12.0	82.8
Inventory step-up and customer backlog	—	—	—	179.6	179.6
Restructuring	—	10.4	1.1	55.3	66.8
Trade name impairment	—	—	—	60.7	60.7
Change in accounting method - pension and post-retirement	(1.5)	(1.5)	(1.5)	146.2	141.7
Operating income—as adjusted	96.8	134.5	107.5	149.7	488.5
% of net sales	11.3%	14.3%	12.4%	8.5%	11.1%
Net income (loss) attributable to Pentair Ltd.—as reported	61.7	72.8	31.4	(273.1)	(107.2)
Bond redemption and interest expense	(0.8)	—	1.8	51.9	52.9
Other adjustments, net of tax	3.0	10.9	32.3	320.9	367.1
Net income attributable to Pentair Ltd.—as adjusted	$63.9	$83.7	$65.5	$99.7	$312.8
Earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings (loss) per common share—as reported	$0.62	$0.72	$0.31	$(1.31)	$(0.84)
Adjustments	0.02	0.11	0.33	1.78	3.23
Diluted earnings per common share—as adjusted	$0.64	$0.83	$0.64	$0.47	$2.39

(more)

Pentair Ltd. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Water & Fluid Solutions
Net sales	$587.1	$675.4	$605.5	$771.2	$2,639.2
Operating income (loss)—as reported	63.7	92.0	69.2	(56.9)	168.0
% of net sales	10.8%	13.6%	11.4%	(7.4)%	6.4%
Adjustments:
Restructuring	—	6.9	1.1	42.5	50.5
Inventory step-up and customer backlog	—	—	—	23.4	23.4
Trade name impairment	—	—	—	49.1	49.1
Operating income—as adjusted	63.7	98.9	70.3	58.1	291.0
% of net sales	10.8%	14.6%	11.6%	7.5%	11.0%
Valves & Controls
Net sales	$—	$—	$—	$548.6	$548.6
Operating income (loss)—as reported	—	—	—	(76.8)	(76.8)
% of net sales	—%	—%	—%	(14.0)%	(14.0)%
Adjustments:
Restructuring	—	—	—	5.1	5.1
Inventory step-up and customer backlog	—	—	—	113.5	113.5
Operating income—as adjusted	—	—	—	41.8	41.8
% of net sales	—%	—%	—%	7.6%	7.6%
Technical Solutions
Net sales	$272.6	$267.5	$261.5	$434.8	$1,236.4
Operating income—as reported	50.5	50.6	52.3	11.6	165.0
% of net sales	18.5%	18.9%	20.0%	2.7%	13.3%
Adjustments:
Restructuring	—	3.1	—	9.7	12.8
Inventory step-up and customer backlog	—	—	—	42.7	42.7
Trade name impairment	—	—	—	11.6	11.6
Operating income—as adjusted	50.5	53.7	52.3	75.6	232.1
% of net sales	18.5%	20.1%	20.0%	17.4%	18.8%

(more)

Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Total Pentair (in millions, except EPS)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$858.2	$995.9	$—	$(74.0)	$1,780.1
Operating Income	96.8	124.9	(17.1)	(32.2)	172.4
Net Income	64.0	93.7	(12.8)	(28.1)	116.8
Diluted EPS	0.64	0.44	(0.06)	(0.48)	0.54
Second Quarter
Sales	941.5	980.8	—	(33.2)	1,889.1
Operating Income	134.5	143.5	(17.2)	(24.0)	236.8
Net Income	83.7	107.6	(12.9)	(14.0)	164.4
Diluted EPS	0.83	0.50	(0.06)	(0.50)	0.77
Third Quarter
Sales	865.5	1,019.8	—	(16.0)	1,869.3
Operating Income	107.5	119.9	(17.3)	5.5	215.6
Net Income	65.5	89.9	(13.0)	6.4	148.8
Diluted EPS	0.64	0.42	(0.06)	(0.31)	0.69
Fourth Quarter
Sales	1,750.9	—	—	(7.1)	1,743.8
Operating Income	149.7	—	—	16.6	166.3
Net Income	99.7	—	—	12.7	112.4
Diluted EPS	0.47	—	—	0.06	0.53
Full Year
Sales	4,416.1	2,996.5	—	(130.3)	7,282.3
Operating Income	488.5	388.3	(51.6)	(34.1)	791.1
Net Income	312.9	291.3	(38.7)	(23.1)	542.4
Diluted EPS	2.39	1.36	(0.18)	(1.03)	2.54

Note: “Other” adjustments represent the elimination of certain large projects and sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition), changes in corporate allocation assumptions, income taxes and share count.

(more)

Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Water & Fluid Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$587.1	$163.4	$—	$(0.1)	$750.4
Operating Income	63.7	11.1	(0.1)	(1.8)	72.9
Second Quarter
Sales	675.4	202.3	—	0.1	877.8
Operating Income	98.9	24.3	(0.1)	(1.7)	121.4
Third Quarter
Sales	605.5	202.1	—	(0.1)	807.5
Operating Income	70.3	14.9	(0.1)	0.6	85.7
Fourth Quarter
Sales	771.2	—	—	(0.7)	770.5
Operating Income	58.1	—	—	14.2	72.3
Full Year
Sales	2,639.2	567.8	—	(0.8)	3,206.2
Operating Income	291.0	50.3	(0.3)	11.2	352.2

Note: “Other” adjustments represent changes in corporate allocation assumptions.

(more)

Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Valves & Controls Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$—	$621.3	$—	$(12.7)	$608.6
Operating Income	—	83.7	(12.3)	(10.6)	60.8
Second Quarter
Sales	—	602.4	—	(5.0)	597.4
Operating Income	—	93.1	(12.4)	(9.8)	70.9
Third Quarter
Sales	—	629.6	—	(9.5)	620.1
Operating Income	—	70.9	(12.5)	11.3	69.7
Fourth Quarter
Sales	548.6	—	—	(1.9)	546.7
Operating Income	41.8	—	—	0.4	42.2
Full Year
Sales	548.6	1,853.3	—	(29.1)	2,372.8
Operating Income	41.8	247.7	(37.2)	(8.7)	243.6

Note: “Other” adjustments represent the elimination of sales to sanctioned countries (which were terminated prior to the completion of the Flow Control acquisition) and changes in corporate allocation assumptions.

(more)

Pro Forma Reconciliation
		Pro Forma Adjustments
2012 Technical Solutions Segment (in millions)	Historical Adjusted Results	Historical Flow Control Acquisition	Depreciation & Amortization	Other Adjustments	Adjusted Pro Forma Results
First Quarter
Sales	$272.6	$211.2	$—	$(62.7)	$421.1
Operating Income	50.5	35.8	(4.7)	(19.7)	61.9
Second Quarter
Sales	267.5	176.1	—	(29.8)	413.8
Operating Income	53.7	27.9	(4.7)	(12.4)	64.5
Third Quarter
Sales	261.5	188.1	—	(7.9)	441.7
Operating Income	52.3	39.0	(4.7)	(6.4)	80.2
Fourth Quarter
Sales	434.8	—	—	(8.3)	426.5
Operating Income	75.6	—	—	2.0	77.6
Full Year
Sales	1,236.4	575.4	—	(108.6)	1,703.2
Operating Income	232.1	102.7	(14.1)	(36.6)	284.1

Note: “Other” adjustments represent the elimination of certain large projects and changes in corporate allocation assumptions.